EXHIBIT 16.1


                                             ARTHUR ANDERSEN

                                             --------------------
                                             Arthur Andersen, LLP
                                             --------------------
                                             Suite 4300
                                             Bank One Center/Tower
                                             111 Monument Circle
                                             Indianapolis IN 46204
                                             317 634 3210



July 27, 1999



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated July 22, 1999, of Old National Bancorp to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Copy to:
Mr. John Poelker, CFO, Old National Bancorp

JEC